Exhibit 99.1

FOR IMMEDIATE RELEASE:

iPic® Entertainment Announces Fourth Quarter and Full Year 2017 Results

Reiterates Full Year 2018 Outlook and Comparable-Store Sales Growth of 0% to +5%

Updates and Reiterates Four Key Strategic Initiatives to Create Long-Term Value

BOCA RATON, FL (Globe Newswire) – April 23, 2018 – iPic® Entertainment Inc. (“iPic” or the “Company”) (NASDAQ: IPIC), America’s premier luxury restaurant-and-theater brand, today reported financial results for the fourth quarter and full year ended December 31, 2017. The Company also reiterated its full year 2018 outlook, including expectations for annual comparable-store sales growth of 0% to +5%, and updated and reiterated its four key strategic initiatives to create long-term value for stockholders.

Hamid Hashemi, Founder & Chief Executive Officer of iPic® Entertainment, commented, “We remain laser focused on executing our four key strategic initiatives to meaningfully improve our top and bottom-line performance this year and beyond. Through improving profitability from existing locations, opening new iPic’s domestically beginning in 2019, pursuing international growth opportunities, and increasing our digital growth options we believe we will create long-term value for our stockholders.”

Hashemi continued, “We are pleased to reiterate our outlook for 2018, including annual comparable-store sales growth of 0% to +5%. Our concept is well-positioned within today’s ever-increasing experiential economy to deliver a one-of-a-kind, four-hour guest experience. With just 15 locations in the US, we are still in the very early stage of our domestic growth story while we also see significant opportunity to expand internationally, starting with our recent announcement to enter The Kingdom of Saudi Arabia.”

Financial Results

The Company reported fourth quarter results, ended December 31, 2017, including:

●	Total revenue of $37.5 million.
●	Comparable-store sales decrease of 7.9%.
●	Net loss of $(10.6) million.
●	Store-level EBITDA* of $4.9 million.
●	EBITDA* loss of $(1.3) million.
●	Adjusted EBITDA* of $0.7 million.

The Company reported full year 2017 results, ended December 31, 2017, including:

●	Total revenue of $139.4 million.
●	Comparable-store sales decrease of 7.7%.

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●	Net loss of $(44.5) million.
●	Store-level EBITDA* of $14.6 million.
●	EBITDA* loss of $(8.7) million.
●	Adjusted EBITDA* loss of $(0.7) million.

* Store-level EBITDA, EBITDA, and Adjusted EBITDA are non-GAAP measures. Reconciliations of store-level EBITDA and adjusted EBITDA to net income (loss), the most directly comparable financial measures presented in accordance with GAAP, are set forth in the schedules accompanying this release. See "Non-GAAP Financial Measures."

Full Year 2018 Financial Outlook

For the year ending December 31, 2018, the Company continues to expect the following:

●	Total revenue growth of +3% to +7%.
●	Comparable-store sales growth of 0% to +5%.
●	Store-level EBITDA, a non-GAAP measure, of $17.0 million to $18.0 million (unchanged outlook in dollars compared to prior guidance, which was +20% to +30% growth on top of preliminary 2017 EBITDA expectations of $13.7 million to $14.3 million).
●	Adjusted EBITDA, a non-GAAP measure, loss of $(1.5) million to $(0.5) million, reflecting a substantial improvement from full year 2017.
●	At least three remodels of existing locations with Generation I auditoriums.
●	Capital expenditures of $20 million to $25 million, net of tenant improvement dollars.

Key Strategic Initiatives

iPic is executing four key strategic initiatives in order to meaningfully improve its top and bottom-line results over time and create long-term value for stockholders.

1.	Improving Profitability from Existing Locations:
●	A significant revenue driver going forward will be the remodeling of the Company’s Generation I legacy locations into Generation III designs that, among other things, will include the installation of predominately Premium-Plus seating, including iPic’s latest Patented Pod Seats and Chaise Lounges. Premium-Plus seating currently comprises approximately 35% of seating in our Generation I auditoriums. The Generation III designs, which contain significantly more Premium-Plus seating, generate significantly higher revenue per screen than our Generation I locations.
●	iPic expects to complete five remodels in 2018, including Scottsdale, AZ; Pasadena, CA; Austin, TX; Redmond, WA; and Fairview, TX.

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2.	Opening New iPic Locations Domestically:
●	The Company currently operates 115 screens at 15 locations in nine states with the ultimate long-term goal of reaching 200 locations across the US.
●	iPic recently signed leases for two new iPic locations in Fort Lauderdale, FL and Atlanta, GA and has a robust pipeline of additional sites in lease negotiations.
●	The Company plans to open at least four new domestic locations per year starting in 2019.

3.	Pursuing International Growth Opportunities:
●	The Company is actively exploring the potential to expand the iPic brand internationally through licensed and/or asset-light partnerships.
●	In March, iPic announced the signing of a Memorandum of Understanding with BAS Global Investments to develop its one-of-a-kind, world-class luxurious restaurant-and-theater iPic locations throughout The Kingdom of Saudi Arabia. If the Company is able to finalize all agreements and successfully obtain needed operating licenses, iPic believes there is the potential for 25 to 30 iPic locations within the next ten years, and would expect to expand in all parts of the country starting in Riyadh and Jeddah.

4.	Increasing Digital Growth Options (Membership and Sponsorship):
●	The Company plans to leverage its growing membership network as the brand expands and increases its market presence. In 2017, iPic’s active users that have visited a location over the past year accounted for approximately 47% of revenue.
●	In 2017, the Company earned $1.8 million from corporate sponsorships and believes that it has the opportunity to significantly grow its local and national sponsorship revenue.

Conference Call

There will be no conference call in conjunction with iPic’s fourth quarter and full year 2017 results, however, the Company will host a conference call when it reports its first quarter 2018 results in mid to late May.

Key Financial Definitions

New store openings – Our ability to expand our business and reach new guests is influenced by the opening of additional iPic locations in both new and existing markets. The success of our new iPic locations is indicative of our brand appeal and the efficacy of our site selection and operating models.

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Comparable-store sales – Comparable-store sales are a year-over-year comparison of sales at iPic locations open at the end of the period which have been open for at least 12 months prior to the start of such quarterly period. It is a key performance indicator used within the industry and is indicative of acceptance of our initiatives as well as local economic and consumer trends. Our comparable iPics consisted of 11 and 14 iPics as of the end of 2016 and 2017, respectively. From period to period, comparable-store sales are generally impacted by attendance and average spend per person. Spend per person is, in turn, composed of pricing and sales-mix changes.

Store-level EBITDA – A non-GAAP measure, store-level EBITDA consists of total revenues less store-level expenses that include food-and beverage cost-of-goods sold, box-office-and-other-income costs-of-goods-sold, labor costs, occupancy expenses and other-operating expenses.

EBITDA – A non-GAAP measure, is defined as net income before net interest, taxes, depreciation and amortization.

Adjusted EBITDA – A non-GAAP measure, is defined as net income before net interest, taxes, depreciation and amortization, and which also excludes equity-based compensation expense, losses on the disposal of property and equipment, as well as certain non-recurring items that the Company does not believe directly reflect its core operations.

About iPic® Entertainment Inc.

Established in 2010 and headquartered in Boca Raton, FL, iPic® Entertainment is America’s premier luxury restaurant-and-theater brand. A pioneer of the dine-in theater concept, iPic® Entertainment’s mission is to provide visionary entertainment escapes, presenting high-quality, chef-driven culinary and mixology in architecturally unique destinations that include premium movie theaters and restaurants. iPic® Theaters offers guests two tiers of luxury leather seating, Premium Chaise lounge and Premium Plus pod or reclining seating options. iPic® Theaters currently operates 15 locations with 115 screens in Arizona, California, Florida, Illinois, Maryland, New Jersey, New York, Texas, and Washington and new locations planned for Florida, Georgia, Texas, California and Connecticut. For more information, visit www.iPic.com.

Forward-Looking Statements

This press release includes ''forward-looking statements'' within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including statements regarding our financial outlook for the 2018 full year; our expectations with respect to the opening of new locations in the near and long term; our expectations with respect to capital expenditures and improvements to existing locations; our expectations with respect to international growth; and our ability to increase our digital growth. Such forward-looking statements can be identified by the use of words such as ''should,'' ''may,'' ''intends,'' ''anticipates,'' ''believes,'' ''estimates,'' ''projects,'' ''forecasts,'' ''expects,'' ''plans,'' and ''proposes'' or other variation of these or similar words, or by discussions of future events, strategies or risks and uncertainties. Such forward looking statements are inherently subject to risks, uncertainties and assumptions about us, including risks related to the following: our inability to successfully identify and secure appropriate sites and timely develop and expand our operations in existing and new markets; our inability to optimize our theater circuit through new construction and transforming our existing theaters; competition from other theater chains and restaurants; our inability to operate profitably; our dependence on a small number of suppliers for motion picture products; our inability to manage fluctuations in attendance in the motion picture exhibition industry; our inability to address the increased use of alternative film delivery methods or other forms of entertainment; our ability to serve menu items that appeal to our guests and to avoid food safety problems; our inability to obtain sufficient capital to open up new units, to renovate existing units and to deploy strategic initiatives; our ability to address issues associated with entering into long-term non-cancelable leases; our inability to protect against security breaches of confidential guest information; our inability to manage our growth; our inability to maintain sufficient levels of cash flow, or access to capital, to meet growth expectations; our inability to manage our substantial level of outstanding debt; our ability to continue as a going concern; our failure to meet any operational and financial performance guidance we provide to the public; our ability to compete and succeed in a highly competitive and evolving industry; and other factors described in our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, each as filed with the Securities and Exchange Commission.

Although the forward-looking statements in this press release are based on our beliefs, assumptions and expectations, taking into account all information currently available to us, we cannot guarantee future transactions, results, performance, achievements or outcomes. No assurance can be made that the expectations reflected in our forward-looking statements will be attained. Should one or more of the risks or uncertainties referred to above materialize, or should any of our assumptions prove to be incorrect, our actual results may vary in material and adverse respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as may be required under applicable securities laws.

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iPic-Gold Class Entertainment, LLC
Unaudited Condensed Consolidated Balance Sheets
(In thousands)

	December 31, 2017	December 31, 2016

Assets
Cash and cash equivalents	$10,505	$4,653
Accounts receivable	5,313	4,081
Inventories	1,198	1,227
Prepaid expenses	3,423	2,816

Total current assets	20,439	12,777

Property and equipment, net	141,166	164,439
Deposits	218	232
Convertible note receivable	250	-

Total assets	162,073	177,448

Liabilities and Members’ Deficit
Accounts payable	11,759	11,797
Accrued expenses	6,581	2,601
Accrued interest	7,078	955
Accrued payroll	1,489	3,609
Accrued insurance	1,214	1,327
Taxes payable	1,232	2,435
Deferred revenue	8,144	7,234
Total current liabilities	37,497	29,958

Long-term debt – related party	142,603	127,713
Notes payable to related parties	50,242	47,688
Deferred rent	50,826	50,336
Accrued construction liabilities	-	12,771
Accrued interest – long-term	5,130	2,903

Total liabilities	286,298	271,369

Members’ Deficit
Members’ contributions	38,588	24,369
Accumulated deficit	(162,813)	(118,290)

Total members’ deficit	(124,225)	(93,921)

Total liabilities and members’ deficit	162,073	177,448

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iPic-Gold Class Entertainment, LLC
Unaudited Condensed Consolidated Statements of Operations
(In thousands, except share data)

	Twelve Months	Twelve Months	Three Months	Three Months
	Ended	Ended	Ended	Ended
	December 31, 2017	December 31, 2016	December 31, 2017	December 31, 2016

Revenues
Food and beverage	$75,731	$64,363	$20,461	$19,498
Theater	61,968	57,459	16,418	17,421
Other	1,720	2,994	575	2,467
Total revenues	139,419	124,816	37,453	39,386

Operating expenses
Cost of food and beverage	20,406	17,377	5,252	5,310
Cost of theater	23,878	22,108	6,356	6,544
Operating payroll and benefits	38,592	32,141	10,112	10,177
Occupancy expenses	17,896	17,104	4,453	4,727
Other operating expenses	26,673	24,781	7,908	10,410
General and administrative expenses	15,264	14,220	4,202	5,024
Depreciation and amortization expense	19,686	16,019	5,134	4,726
Pre-opening expenses	1,634	4,395	0	1,301
Impairment of property and equipment	3,760	-	428	-
Loss on disposal of property and equipment	-	89	-	89
Operating expenses	167,789	148,234	43,846	48,308

Operating loss	(28,370)	(23,418)	(6,393)	(8,922)

Other income (expense)
Interest income (expense), net	(16,091)	(10,718)	(4,173)	(2,186)
Other income (expense)	5	-	-	-
Total other income (expense)	(16,086)	(10,718)	(4,173)	(2,186)

Net loss before income tax expense	(44,456)	(34,136)	(10,566)	(11,108)

Income tax expense	67	87	2	41

Net loss	$(44,523)	$(34,223)	$(10,568)	$(11,149)

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iPic-Gold Class Entertainment, LLC
Unaudited Condensed Consolidated Statements of Cash Flows
(In thousands)

	Twelve Months Ended December 31,
	2017	2016
Cash flows from operating activities:
Net loss	$(44,523)	$(34,223)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	19,685	16,019
Impairment of property and equipment	3,760	-
Loss on disposal of property and equipment	8	88
Amortization of deferred rent	(883)	7,143
Lease incentive payments received from lessors	140	17,000
Effective interest adjustment	(355)	(205)
Net changes in operating assets and liabilities:	-
Tenant improvement receivable	-	-
Accounts receivable	1,032	(1,524)
Inventory	29	(130)
Prepaid expenses	1,129	1,663
Deposits	14	(63)
Accounts payable	211	3,563
Accrued expenses and other current liabilities	17,272	(2,048)
Accrued interest	(7,918)	-
Deferred revenue	917	(765)

Net cash provided by (used in) operating activities	(9,482)	6,518

Cash flows from investing activities:
Purchases of property and equipment	(16,502)	(57,899)
Investment in convertible note receivable	(250)	-

Net cash used in investing activities	(16,752)	(57,899)

Cash flows from financing activities:
Capital contributions	16,057	-
Proceeds from (Repayment of) notes payable to related parties	2,891	(55)
Borrowings on related party notes	14,890	49,764
Repayment of short-term borrowings	(1,847)	(1,857)

Net cash provided by financing activities	31,991	47,852

Net decrease in cash and cash equivalents	5,852	(3,529)
Cash and cash equivalents at the beginning of period	4,653	8,182

Cash and cash equivalents at the end of period	$10,505	$4,653

Supplemental disclosures of cash flow information:
Cash paid for interest, net of amounts capitalized	$7,723	$11,022
Cash paid for income taxes		$61

Supplemental disclosures of non-cash flow activity:
Property and equipment financed through liabilities	$723	$3,486
Non-cash capital distributions	$2,270	$-
Construction of leased property and equipment financed by lessor	$-	$10,031
Insurance premiums financed through short term borrowings	$1,847	$2,201

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Non-GAAP Measures

Certain financial measures presented in this press release, such as EBITDA, Adjusted EBITDA and Store-Level EBITDA are not recognized under accounting principles generally accepted in the United States, which we refer to as “GAAP.” We define these terms as follows:

●	“EBITDA” means, for any reporting period, net loss before interest, taxes, depreciation, and amortization,
●	“Adjusted EBITDA” is a supplemental measure of our performance and is also the basis for performance evaluation under our executive compensation programs. Adjusted EBITDA is defined as EBITDA adjusted for the impact of certain non-cash and other items that we do not consider in our evaluation of ongoing operating performance. These items include, among other things, equity-based compensation expense, pre-opening expenses, other income and loss on disposal of property and equipment, impairment of property and equipment as well as certain non-recurring charges. We believe that Adjusted EBITDA is an appropriate measure of operating performance because it eliminates the impact of expenses that do not relate to our ongoing business performance.
●	“Store-Level EBITDA” is a supplemental measure of our performance which we believe provides management and investors with additional information to measure the performance of our locations, individually and as an entirety. Store-Level EBITDA is defined by us as EBITDA adjusted for pre-opening expenses, other income, loss on disposal of property and equipment, impairment of property and equipment, non-recurring charges, and general and administrative expense. We use Store-Level EBITDA to measure operating performance and returns from opening new stores. We believe that Store-Level EBITDA is another useful measure in evaluating our operating performance because it removes the impact of general and administrative expenses, which are not incurred at the store level, and the costs of opening new stores, which are non-recurring at the store-level, and thereby enables the comparability of the operating performance of our stores for the periods presented. We also believe that Store-Level EBITDA is a useful measure in evaluating our operating performance within the entertainment and dining industry because it permits the evaluation of store-level productivity, efficiency and performance, and we use Store-Level EBITDA as a means of evaluating store financial performance compared with our competitors.

You are encouraged to evaluate the adjustments we have made to GAAP financial measures and the reasons we consider them appropriate for supplemental analysis. In evaluating Adjusted EBITDA and Store-Level EBITDA, you should be aware that in the future we may incur income and expenses that are the same as or similar to some of the adjustments used to calculate the non-GAAP financial measures contained in this press release.

EBITDA and Adjusted EBITDA are included in this press release because they are key metrics used by management and our board of directors to assess our financial performance. EBITDA and Adjusted EBITDA are frequently used by analysts, investors and other interested parties to evaluate companies in our industry. Store-Level EBITDA is utilized to measure the performance of our locations, both individually and in entirety.

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EBITDA and Adjusted EBITDA are not GAAP measures of our financial performance or liquidity and should not be considered as alternatives to net income (loss) as a measure of financial performance or cash flows from operations as measures of liquidity, or any other performance measure derived in accordance with GAAP. Our presentation of Adjusted EBITDA and Store-Level EBITDA should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. Additionally, EBITDA and Adjusted EBITDA are not intended to be measures of free cash flow for management’s discretionary use, as they do not reflect tax payments, debt service requirements, capital expenditures, iPic openings and certain other cash costs that may recur in the future, including, among other things, cash requirements for working capital needs and cash costs to replace assets being depreciated and amortized. Management compensates for these limitations by relying on our GAAP results in addition to using EBITDA and Adjusted EBITDA supplementally. Our measures of EBITDA and Adjusted EBITDA are not necessarily comparable to similarly titled captions of other companies due to different methods of calculation.

Non-GAAP Financial Measures

$ Thousands

	Twelve Months Ended		Three Months Ended
	December 31,	December 31,	December 31,	December 31,
	2017	2016	2017	2016

Net loss	$(44,523)	$(34,223)	$(10,568)	$(11,149)
Plus:
Interest expense	16,091	10,718	4,173	2,186
Income tax expense	67	87	2	41
Depreciation and amortization expense	19,686	16,019	5,134	4,726
EBITDA	(8,679)	(7,399)	(1,258)	(4,197)

Plus:
Pre-opening expenses	1,634	4,395	-	1,301
Other income	(5)	-	-	-
Impairment of property and equipment	3,760	-	428	-
Non-recurring charges	2,576	3,848	1,507	3,848
Adjusted EBITDA	(714)	844	677	952

Plus:
General and administrative expense	15,264	14,220	4,202	5,024
Store-Level EBITDA	14,550	15,064	4,879	5,976

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# # #

Investor Relations:

ICR

Melissa Calandruccio, CFA

iPicIR@icrinc.com

646-277-1273

Media Relations:

The Gab Group for iPic® Entertainment Corporate

Michelle Soudry

msoudry@thegabgroup.com

561-750-3500

Jonesworks
Stephanie Jones/Michelle Bower

ipic@jonesworks.com
212-839-0111

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